UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2008

CREDIT ONE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Florida	000-50320	59-3641205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 Wall Street, Suite 818, New York, NY	10005
(Address of principal executive offices)	(Zip Code)

(212) 809-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

¨	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¨	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¨	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¨	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events

On February 27, 2008, Credit One Financial, Inc. (the "Company") entered into a Joint Venture Agreement with Global Select Limited ("Global Select") in Hong Kong.  Pursuant to the agreement, a joint venture company ("JVC") will be set up in Hong Kong, whereby the Company will contribute $16 million Hong Kong dollars, approximately US$2.05 million, in exchange for 51.6% of the equity interest in the JVC, and Global Select and its partner will together contribute $15 million Hong Kong dollars, approximately $1.92 million, for 48.4% of the equity interest in the JVC. The purpose of the joint venture is to engage in a business of natural resources products, primarily graphite at this time, in China (the "Business").

The Company intends to start the Business through a wholly owned subsidiary, which is under registration process in Beijing, China.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ONE FINANCIAL, INC.

/s/ Dicky Cheung
Name: Dicky Cheung
Title: Chief Executive Officer and Chief Financial Officer

Date: February 28, 2008